Exhibit 10(i)


SOUTH BOSTON SAVINGS BANK
460 West Broadway
South Boston, MA 02127-9109
Telephone (617) 268-2500
Fax (617) 269-5354

SEVERANCE AGREEMENT

South Boston Savings Bank, effective as of the date hereunder, hereby enters into this severance agreement with Stephen P. McNulty, Vice President. The basic terms and conditions will be as follows:

Period of Agreement: Two (2) years from the date hereunder or the effective date of a change of control of Boston Bancorp/South Boston Savings Bank - whichever is later.

Severance Payment: Two years' compensation, an amount computed as the arithmetic average of the three (3) most recent calendar years' compensation paid by South Boston Savings Bank to Mr. McNulty time (2) two.

Form of Payment: Lump sum immediately following a termination of employment of Mr. McNulty.

Geographic Restrictions on Involuntary Relocation: In the event of a change of control of Boston Bancorp/South Boston Savings Bank, an involuntary relocation of Mr. McNulty beyond a 20 miles radius from 460 West Broadway, South Boston, Massachusetts shall result in the payment of severance compensation as described above.

Restriction on Reduction in Compensation: In the event of a change of control of Boston Bancorp/South Boston Savings Bank, a reduction in the level of compensation paid to Mr. McNulty after such change of control, as compared with the level of compensation paid by South Boston Savings Bank to Mr. McNulty prior to such change of control, shall result in the payment of severance compensation as described above.

Agreed to this 1st day of June, 1995:

/s/ Stephen P. McNulty                 /s/ Peter H. Hersey
-------------------------              ------------------------------
Officer                                    Peter H. Hersey
                                           Chairman of the Board & Acting
                                           President & Chief Executive Officer

                                       /s/ Robert E. Lee
                                       ------------------------------
                                           Robert E. Lee
                                           Office of the Chairman, Director &
                                           Senior Vice President